Exhibit 21
Electronics For Imaging, Inc.
Subsidiaries List

Name of organization	Jurisdiction of Incorporation
UNITED STATES
EFI CorrSoft LLC	California
Jetrion LLC	Michigan
Optitex USA Inc.	Delaware
CRC Information Systems, Inc.	Michigan
Generation Digital Solutions Inc.	New York
Escada Systems Inc.	Delaware

FOREIGN
Electronics for Imaging Australia Pty Ltd	Australia
EFI Belgium BVBA	Belgium
Metrics Sistemas de Informação e Serviços Comércio Ltda.	Brazil
EFI (Canada), Inc.	Canada
EFI International	Cayman Islands
EFI Cretaprint	China
EFI Cretaprint (Shanghai Branch)	China
EFI Shanghai Representative Office	China
Electronics for Imaging (France) SARL	France
alphagraph team GmbH	Germany
Electronics for Imaging GmbH	Germany
Electronics for Imaging Hong Kong Limited	Hong Kong
Optitex Asia limited	Hong Kong
EFI Hungary Trading LLC	Hungary
Electronics for Imaging India Private Limited	India
Optitex India Private Limited	India
EFI Ireland Imaging Solutions Investment Company Limited	Ireland
Online Print Marketing LTD	Ireland
Electronics for Imaging Israel (2007) Ltd	Israel
EFI Print Israel Ltd.	Israel
Matan Digital Printers (2001) Ltd.	Israel
OptiTex Ltd.	Israel
Electronics for Imaging Italia S.r.l	Italy
Reggiani Macchine S.P.A.	Italy
EFI K.K.	Japan
Electronics for Imaging Japan YK	Japan
Electronics FOR Imaging Korea Co., Ltd.	Korea
Electronics for Imaging (Luxembourg) S.à r.l.	Luxembourg
Cretaprint Mexico, S. de R.L., de C.V.	Mexico
EFI Sales Mexico, S.A. de C.V.	Mexico
Electronics for Imaging B.V.	The Netherlands
Reggiani Holland B.V.	The Netherlands
EFI New Zealand Limited	New Zealand
Electronics for Imaging Spolka Z Ograniczona Odpowiedzialnoscia	Poland

Exhibit 21
Electronics For Imaging, Inc.
Subsidiaries List

Electronics for Imaging Pte Ltd	Singapore
EFI-Cretaprint Development, S.L.	Spain
EFI Cretaprint, S.L.	Spain
Electronics for Imaging Sweden AB	Sweden
Electronics for Imaging Holding GmbH	Switzerland
Reggiani Makina	Turkey
Electronics for Imaging United Golflane Limited Radius Solutions Limited	United Kingdom
Prism Group Holdings Limited	United Kingdom
Rialco Limited	United Kingdom
Escada Innovation Ltd. Escada Systems Limited	England & Wales
Escada Systems (Europe) Ltd.	England & Wales
Shuttleworth Business Systems Limited	England & Wales

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